    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998
                                                  REGISTRATION NO. 333-38607
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              ESS TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   CALIFORNIA                                      94-2928582
            (STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              48401 FREMONT BLVD.
                           FREMONT, CALIFORNIA 94538
                                 (510) 492-1088
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JOHN H. BARNET
              VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                              ESS TECHNOLOGY, INC.
                              48401 FREMONT BLVD.
                           FREMONT, CALIFORNIA 94538
                                 (510) 492-1088
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                                  TAE HEA NAHM
                               VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                              2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

        The Company hereby withdraws from registration 864,951 shares of its Common Stock out of a total of 869,951 shares of its Common Stock previously registered pursuant to this Registration Statement. The offering associated with the Registration Statement terminated at the close of business on November 17, 1997. The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister the shares not sold on or prior to that date. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of those shares not sold on or before November 17, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, ESS Technology, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 29, 1998.


                                          ESS TECHNOLOGY, INC.

                                          By:      /s/ JOHN H. BARNET
                                            ------------------------------------
                                            John H. Barnet
                                            Vice President, Finance and Chief
                                              Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                  TITLE                        DATE
-------------------------------------    -------------------------------------  ----------------

         /s/ FRED S.L. CHAN*              President, Chief Executive Officer    January 29, 1998
-------------------------------------        and Chairman of the Board of
           Fred S.L. Chan                   Directors (Principal Executive
                                                       Officer)

         /s/ JOHN H. BARNET                   Vice President, Finance and       January 29, 1998
-------------------------------------           Chief Financial Officer
           John H. Barnet                    (Principal Financial Officer)


     /s/ HOWARD N. HIDESHIMA*                         Controller                January 29, 1998
-------------------------------------        (Principal Accounting Officer)
        Howard N. Hideshima



         /s/ ANNIE M.H. CHAN*                          Director                 January 29, 1998
-------------------------------------
           Annie M.H. Chan

       /s/ MICHAEL A. AYMAR*                           Director                 January 29, 1998
-------------------------------------
          Michael A. Aymar


            /s/ ILBOK LEE*                             Director                 January 29, 1998
-------------------------------------
              Ilbok Lee


                                                       Director                 January 29, 1998
-------------------------------------
            Peter T. Mok


*By:     /s/ JOHN H. BARNET
    ---------------------------------
             John H. Barnet
            Attorney-in-fact


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